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                                                                    EXHIBIT 99.2

                          [AGENCY.COM Ltd. Letterhead]

                                     [LOGO]
                                   AGENCY.COM

FOR IMMEDIATE RELEASE

                     AGENCY.COM ENTERS INTO MERGER AGREEMENT
                 FOR $3.35 PER SHARE WITH SENECA INVESTMENTS LLC

New York, NY - (June 26, 2001) - AGENCY.COM, Ltd. (Nasdaq: ACOM), a leading e-business builder in global markets, today announced that the Special Committee of its Board of Directors has recommended, and the Board of Directors has approved, a merger between AGENCY.COM and a wholly owned subsidiary of Seneca Investments LLC in which non-Seneca shareholders will receive $3.35 cash per share. Following negotiations between Seneca and AGENCY.COM's Special Committee, Seneca increased the price from its original proposal of $3.00 per share made on May 14, 2001.

The merger agreement will be subject to the approval of 66-2/3% of the non-Seneca stockholders and other closing conditions. The merger will be considered at a special stockholders meeting expected to be held by the end of the third quarter 2001.

The Company also announced today that AGENCY.COM, its directors, and Seneca Investments LLC have reached an agreement in principle to settle shareholder class action lawsuits relating to, among other things, the May 14th proposal by Seneca Investments that led to the merger described above. Pursuant to the agreement in principle, which will be subject to certain conditions and requires Court approval, the shareholder class actions will be dismissed with prejudice.

ABOUT AGENCY.COM

AGENCY.COM is a leading e-business builder in global markets. The company provides strategy, branding and technology services that help its clients build and grow their interactive business across multiple digital channels - the Web, wireless, and interactive television. Founded in January 1995, AGENCY.COM is headquartered in New York and has offices in Amsterdam, Atlanta, Boston, Chicago, Copenhagen, Dallas, London, Paris, Portland (OR), San Francisco, Woodbridge (NJ) and affiliate offices in Australia, Seoul, Korea, and Singapore. For investor information, please visit our Web site at HTTP://WWW.AGENCY.COM/INVESTORS or call AGENCY.COM's Investor Relations line at 212-358-2702. To receive press releases going
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forward, please send contact information to INVESTORS@AGENCY.COM or call toll free 877-721-3006 for a fax copy.

ABOUT SENECA INVESTMENTS LLC:

Seneca Investments LLC is a company that invests in e-services businesses. Seneca presently has investments in 16 companies, including AGENCY.COM.

THIS DOCUMENT DOES NOT CONSTITUTE A SOLICITATION BY AGENCY.COM OR ITS BOARD OF DIRECTORS OR EXECUTIVE OFFICERS OF ANY APPROVAL OR ACTION OF ITS STOCKHOLDERS. AGENCY.COM WILL FILE A PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS CONCERNING THE PROPOSED TRANSACTION WITH THE SEC. STOCKHOLDERS AND INVESTORS ARE URGED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ON THE PROPOSED TRANSACTION. YOU WILL BE ABLE TO OBTAIN THE DOCUMENTS FILED WITH THE SEC FREE OF CHARGE AT THE WEBSITE MAINTAINED BY THE SEC AT WWW.SEC.GOV. IN ADDITION, YOU MAY OBTAIN DOCUMENTS FILED WITH THE SEC BY AGENCY.COM FREE OF CHARGE BY REQUESTING THEM IN WRITING FROM AGENCY.COM, 20 EXCHANGE PLACE, 15TH FLOOR, NEW YORK, NEW YORK 10005, ATTENTION: INVESTOR RELATIONS, OR BY TELEPHONE AT (212) 358-2600.

AGENCY.COM AND ITS DIRECTORS AND EXECUTIVE OFFICERS MAY BE DEEMED PARTICIPANTS IN THE SOLICITATION OF PROXIES FROM THE STOCKHOLDERS OF AGENCY.COM IN CONNECTION WITH THE MERGER. INFORMATION ABOUT THE DIRECTORS AND EXECUTIVE OFFICERS OF AGENCY.COM AND THEIR OWNERSHIP OF AGENCY.COM'S STOCK IS SET FORTH IN AGENCY.COM'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2000. STOCKHOLDERS OF AGENCY.COM MAY OBTAIN ADDITIONAL INFORMATION REGARDING THE INTERESTS OF SUCH PARTICIPANTS BY READING THE DEFINITIVE PROXY STATEMENT WHEN IT BECOMES AVAILABLE.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF
1995:
MATTERS DISCUSSED IN THIS RELEASE INCLUDE FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES, AND ACTUAL RESULTS MAY BE MATERIALLY DIFFERENT. ACTUAL EVENTS OR RESULTS MAY DIFFER FROM ANTICIPATED EVENTS OR RESULTS, INCLUDING WITHOUT LIMITATION THE FAILURE OF THE MERGER TO OCCUR. MANY FACTORS COULD CAUSE THIS TO OCCUR, INCLUDING, WITHOUT LIMITATION, THE FAILURE TO OBTAIN THE NECESSARY APPROVAL OF THE STOCKHOLDERS OF AGENCY.COM, THE FAILURE OF THE PARTIES TO THE MERGER AGREEMENT TO SATISFY THEIR OBLIGATIONS UNDER THE AGREEMENT, THE FAILURE TO OBTAIN THE SETTLEMENT AND DISMISSAL OF THE CLASS ACTION LITIGATION, AND THE RISK FACTORS AND OTHER ITEMS THAT ARE CONTAINED IN AGENCY.COM'S REPORTS AND DOCUMENTS FILED FROM TIME TO TIME WITH THE SECURITIES AND EXCHANGE COMMISSION.

FOR MORE INFORMATION:

U.S. PRESS:                                 INVESTORS:
----------                                  ----------
Melissa Holden                              Brian Stanton
Director, Corporate Communications          Director, Investor Relations
AGENCY.COM                                  AGENCY.COM
212/651-3962                                212/651-3722
MHOLDEN@AGENCY.COM                          BSTANTON@AGENCY.COM
------------------                          -------------------

Mary Skinner
Manager, Public Relations
Badger, Kry and Partners
212/533-3222 ext. 106
MSKINNER@BADGERWORLDWIDE